Exhibit 5.1

1180 Avenue of the Americas | 8th Floor

New York, New York 10036

Dial: 212.335.0466

Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

March 5, 2024

Heart Test Laboratories, Inc.

550 Reserve Street, Suite 360

Southlake, TX 76092

Re:	Heart Test Laboratories, Inc.’s Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Heart Test Laboratories, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the Company’s Registration Statement on Form S-1 (File No. 333-_____) (the “Registration Statement”). The Registration Statement relates to the registration by the Company for resale from time to time by certain selling shareholders (the “Selling Shareholders”) as set forth in the prospectus (the “Prospectus”) included as a part of the Registration Statement of up to 34,684,859 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), consisting of: (i) 4,854,853 shares of Common Stock (the “Mount Sinai Shares”) issued on November 16, 2023 to Icahn School of Medicine at Mount Sinai (“Mount Sinai”) pursuant to the Securities Purchase Agreement, dated September 20, 2023, between the Company and Mount Sinai (the “Mount Sinai Purchase Agreement”), (ii) 710,605 shares of Common Stock issuable upon the exercise of the Company’s pre-funded warrants to purchase Common Stock issued on November 16, 2023 to Mount Sinai pursuant to the Securities Purchase Agreement (the “Mount Sinai Pre-Funded Warrants”), (iii) 914,148 shares of Common Stock issuable upon the exercise of the Company’s warrants to purchase Common Stock issued on November 16, 2023 pursuant to the Securities Purchase Agreements (the “Mount Sinai Warrants” and together with the Mount Sinai Pre-Funded Warrants, the “Warrants” and the shares of Common Stock issuable in connection with the exercise of Warrants, the “Warrant Shares”), (iv) up to 21,423,965 shares of Common Stock (the “Lincoln Park Shares”) issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to the Purchase Agreement, dated March 10, 2023, between the Company and Lincoln Park (the “Lincoln Park Purchase Agreement”), (v) 3,656,288 shares of Common Stock (the “Adams Shares”) issued on November 16, 2023 to John Q. Adams (“Adams”) pursuant to the note conversion letter agreement, dated November 16, 2023, between the Company and Adams (the “Adams Note Conversion Letter Agreement”), and (vi) 3,125,000 shares of Common Stock (the “Matthews Shares”) issued on November 16, 2023 to Matthews Southwest Holdings, Inc. (“Matthews”) pursuant to the note conversion letter agreement, dated November 16, 2023, between the Company and Matthews (the “Matthews Note Conversion Letter Agreement” and collectively with the Mount Sinai Purchase Agreement and the Adams Note Conversion Letter Agreement, the “Agreements”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the resale of the Shares.

As such counsel, we have examined: (i) the Registration Statement, (ii) the Prospectus, (iii) the Agreements, (iv) the Lincoln Park Purchase Agreement, (v) the Warrants, (vi) the Company’s Certificate of Formation and Bylaws, both as currently in effect, (vii) certain resolutions of the Company’s Board of Directors relating to the issuance and sale of the Shares and the issuance of the Warrant Shares (the “Resolutions”); and (viii) such other proceedings, documents, and records and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the following: (x) the authenticity of original documents and the genuineness of all signatures; (y) the conformity to the originals of all documents submitted to us as copies; and (z) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have also assumed (A) that each sale of the Lincoln Park Shares will be duly authorized by the Company’s Board of Directors, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with the Texas Business Organizations Code, (B) that no more than 21,357,298 Lincoln Park Shares will be sold under the Lincoln Park Purchase Agreement and (iii) that the price at which the Lincoln Park Shares are sold will equal or exceed the par value of the shares of Common Stock. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that: (i) the Shares issued pursuant to the Agreements have been validly issued and are fully paid and nonassessable, (ii) the Purchase Shares, when sold and issued against payment therefor in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Our opinions set forth herein are limited to the laws of the State of Texas and the State of New York as in effect on the date hereof (the “Covered Law”). Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We do not express any opinion with respect to the law of any jurisdiction other than Covered Law or as to the effect of any such non-Covered Law on the opinions herein. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Covered Law. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Shares while the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof unless otherwise expressly stated and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Sincerely yours,

/s/ Foley Shechter Ablovatskiy LLP